UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the registrant ☑	Filed by a Party other than the Registrant ☐

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☑	Preliminary Proxy Statement	☐	Confidential, For Use
☐	Definitive Proxy Statement		of the Commission Only
☐	Definitive Additional Materials		(as permitted by Rule
☐	Soliciting Material under Rule 14a-12		14a-6(e)(2))

RESEARCH SOLUTIONS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RESEARCH SOLUTIONS, INC.

5435 Balboa Boulevard, Suite 202

Encino, CA 91316

(310) 477-0354

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On May 2, 2014

TO THE STOCKHOLDERS OF RESEARCH SOLUTIONS, INC.:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Research Solutions, Inc., a Nevada corporation, to be held on May 2, 2014, at 11:00 a.m. Pacific time, at our corporate headquarters, located at 5435 Balboa Boulevard, Suite 202, Encino, California 91316.

At the Special Meeting, stockholders will be asked to consider and act upon the following matters:

1.	To authorize our board of directors to effectuate, in its discretion, an amendment to our Articles of Incorporation, as amended, to effectuate a reverse stock split of our common stock of no less than 1-for-2 and no greater than 1-for-8 at any time before December 31, 2014, with special treatment for certain of our stockholders to preserve round lot holders; and

2.	To transact other business properly presented at the Special Meeting or any postponement or adjournment thereof.

Our board of directors has fixed April 2, 2014 as the record date for the determination of stockholders entitled to notice and to vote at the Special Meeting and any postponement or adjournment thereof, and only stockholders of record at the close of business on that date are entitled to notice and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available at the Special Meeting and at the offices of the Company for 10 days prior to the Special Meeting.

We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Special Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Special Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

April 4, 2014	By Order of the Board of Directors
Peter Derycz Chief Executive Officer, President and Chairman of the Board

RESEARCH SOLUTIONS, INC.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 2, 2014

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Research Solutions, Inc., a Nevada corporation (we, us or our), for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on May 2, 2014, at 11:00 a.m. Pacific Time, at our corporate headquarters, located at 5435 Balboa Boulevard, Suite 202, Encino, California 91316.

We will bear the expense of this solicitation of proxies. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of our company may solicit proxies by electronic mail or personal calls. We may also engage a proxy solicitation firm on terms and at costs reasonably acceptable to our board of directors. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by those persons and we will reimburse them for their reasonable expenses incurred in this regard.

The purpose of the Special Meeting and the matters to be acted upon are set forth in the attached Notice of Special Meeting of Stockholders. As of the date of this Proxy Statement, our board of directors knows of no other business that may be presented for consideration at the Special Meeting. All proxies which are properly completed, signed and returned to us prior to the Special Meeting and which have not been revoked will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke its proxy at any time before it is voted either by filing with our Secretary, at our principal executive offices, a written notice of revocation or by subsequently submitting a new proxy by mail, or by attending the Special Meeting and following the procedures required to submit a vote during the Special Meeting, provided that if a stockholder holds its shares in “street name,” such stockholder may vote its shares at the Special Meeting only if it obtains a proxy executed in its favor from the record holder. If any other business properly comes before the Special Meeting, votes will be cast pursuant to those proxies in respect of any other business in accordance with the judgment of the persons acting under those proxies.

Our principal executive offices are located at 5435 Balboa Boulevard, Suite 202, Encino, California 91316. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about April 17, 2014.

OUTSTANDING SECURITIES AND VOTING RIGHTS

The close of business on April 2, 2014, has been fixed as the record date for the determination of stockholders entitled to notice and to vote at the Special Meeting or any postponement or adjournment thereof. As of the record date, we had outstanding 17,564,164 shares of common stock, par value $0.001 per share. Our common stock is our only outstanding voting security. As of the record date, we had 37 holders of record of our common stock.

A holder of common stock is entitled to cast one vote for each share held on the record date on all matters to be considered at the Special Meeting. Approval of the proposal to authorize our board of directors to effectuate, in its discretion, an amendment to our Articles of Incorporation, as amended, to effectuate a reverse stock split of no less than 1-for-2 and no greater than 1-for-8 at any time before December 31, 2014, with special treatment for certain of our stockholders to preserve round lot holders, requires the favorable vote (at the Special Meeting or by proxy) of a majority of the outstanding shares of our common stock.

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A quorum, which is a majority of the outstanding shares of our common stock as of April 2, 2014, must be present to hold the Special Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. Abstentions and broker non-votes will be included in the determination of shares present at the Special Meeting for purposes of determining a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against these matters or deemed present or represented for determining whether stockholders have approved a proposal. Broker non-votes occur when a broker holding customer securities in “street name” has not received voting instructions from the customer on certain “non-routine” matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities. Brokers may vote their clients’ shares on routine matters.

Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in “street name.” We encourage you to vote by proxy so that your shares will be represented and voted at the Special Meeting even if you cannot attend. All stockholders can vote by proxy. Your submission of a proxy will not limit your right to vote at the Special Meeting if you later decide to attend in person. If you are a stockholder of record, you may revoke your proxy at any time before the Special Meeting either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and following the procedures required to submit a vote during the Special Meeting, provided that if your shares are held in “street name,” you must obtain a proxy executed in your favor from the holder of record in order to be able to vote at the Special Meeting. All shares entitled to vote and represented by properly executed proxies received prior to the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by our board of directors.

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PROPOSAL NO. 1

APPROVAL OF REVERSE STOCK SPLIT OF COMMON STOCK

General

Our board of directors has approved an amendment to our Articles of Incorporation, as amended, to effect a reverse stock split which combines the outstanding shares of our common stock into a lesser number of outstanding shares. If approved by the stockholders as proposed, our board of directors would have the sole discretion to effect the amendment and reverse stock split at any time prior to December 31, 2014, and to fix the specific ratio for the combination, provided that the ratio would be not less than 1-for-2 and not more than 1-for-8. Our board of directors would also have discretion to abandon the amendment prior to its effectiveness. Our board of directors is hereby soliciting stockholder approval for the reverse stock split proposal.

If approved by our stockholders, the reverse stock split proposal would permit (but not require) our board of directors to effect a reverse stock split of our common stock at any time by a ratio of not less than 1-for-2 and not more than 1-for-8 with the specific ratio to be fixed within this range by our board of directors in its sole discretion. We believe that enabling our board of directors to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, our board of directors may consider, among other things, factors such as: the historical trading price and trading volume of our common stock; the number of shares of our common stock outstanding; the then-prevailing trading price and trading volume of our common stock; the anticipated impact of the reverse stock split on the trading market for our common stock; and prevailing general market and economic conditions.

The reverse stock split, if approved by our stockholders, would become effective upon the filing of the amendment to our Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by our board of directors based on its evaluation as to if and when such action will be the most advantageous to our company and our stockholders. In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Nevada, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our Articles of Incorporation, as amended, to effect the reverse stock split is attached as Appendix A to this proxy statement. Any amendment to our Articles of Incorporation, as amended, to effect the reverse stock split will include the reverse stock split ratio fixed by our board of directors, within the range approved by our stockholders.

Reasons for Proposed Amendment

Our board of directors’ primary reason for approving and recommending the reverse stock split is to increase the per share price of our common stock to meet the listing requirements of the NASDAQ Capital Market (“NASDAQ”). Our board of directors believes that attaining and maintaining the listing of our common stock on NASDAQ is in the best interests of our company and its stockholders. As of April 2, 2014, our common stock has traded on the OTC Market’s electronic interdealer quotation QB system (“OTCQB”) in a 52 week closing price range from $1.05 to $2.45 per share. NASDAQ requires a minimum trading price of $3.00 per share in connection with the initial listing application. We are also required to meet additional conditions to list our common stock on NASDAQ and there is no guarantee that we will be able to meet those conditions. We will submit an application to list our common stock on NASDAQ at such time as determined prudent by our board of directors.

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In addition, if our common stock were listed on NASDAQ, our board of directors believes that the liquidity in the trading of our common stock could be significantly enhanced, which could result in an increase in the trading price. However, despite approval of the reverse stock split by our stockholders and the implementation thereof by our board of directors, there is no assurance that our minimum bid price would be or remain following the reverse stock split over NASDAQ’s minimum bid price requirement, and our common stock could fail to attain the minimum bid price requirement necessary to be listed on NASDAQ.

Our board of directors further believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors. We believe that the reverse stock split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the reverse stock split will make our common stock a more attractive and cost effective investment for many investors, which should enhance the liquidity available to the holders of our common stock. Accordingly, we believe that approval of the reverse stock split is in our company’s and our stockholders’ best interests.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

The reverse stock split alone would have no effect on our authorized capital stock, and the total number of authorized shares (100,000,000) would remain the same as before the reverse stock split. This would have the effect of increasing the number of shares of our common stock available for issuance, which our board of directors believes is important to provide us with flexibility and as many alternatives as possible to obtain financing. We have no specific plans, arrangements or understandings, whether written or oral, to issue any of the shares that will be newly available following the reverse stock split. Our board of directors is also mindful about the potential dilutive effect on existing stockholders. For the reasons discussed in this proposal, our board of directors has approved and recommended a range of reverse stock split ratios to address NASDAQ’s listing price requirement in a more targeted fashion.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1-for-2 and not more than 1-for-8, as determined by our board of directors in its sole discretion. Our board of directors believes that stockholder approval of a range of potential exchange ratios, rather than a single exchange ratio, is in the best interests of our stockholders because it provides our board of directors with the flexibility to achieve the desired results of the reverse stock split and because it is not possible to predict market conditions at the time the reverse stock split would be implemented. If our stockholders approve this proposal, our board of directors would carry out a reverse stock split only upon its determination that a reverse stock split would be in the best interests of our stockholders at that time. Our board of directors would then set the ratio for the reverse stock split in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the reverse stock split is to be implemented. In determining the ratio, following receipt of stockholder approval, our board of directors may consider, among other things:

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•	the historical and projected performance of our common stock;
•	prevailing market conditions;
•	general economic and other related conditions prevailing in our industry and in the marketplace;
•	the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock and our ability to list our common stock on NASDAQ;
•	our capitalization (including the number of shares of our common stock issued and outstanding);

•	the prevailing trading price for our common stock and the volume level thereof; and

•	potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to implement the reverse stock split at a ratio to be determined by our board of directors, as opposed to a ratio fixed in advance, is to give our board of directors the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Potential Effects of Proposed Amendment

If our stockholders approve the reverse stock split and our board of directors effect it, the reverse stock split will affect all holders of our common stock uniformly, other than those stockholders who receive special treatment upon consummation of the reverse stock split. Our board of directors approved special treatment of stockholders holding less than a number of shares of our common stock equal to the product of 100 multiplied by the consequent term of the reverse stock split ratio, but at least 100 shares of our common stock, to prevent those stockholders from holding less than 100 shares after the reverse stock split. For example, if our board of directors determines to effectuate a reverse stock split at a ratio of 1-for-2, holders of fewer than 200 shares of our common stock but at least 100 shares of our common stock (as applicable, “Eligible Holders”) would receive 100 shares of our common stock after the reverse stock split. In addition, our board of directors approved special treatment of stockholders holding less than 100 shares of our common stock such that those holders will not be affected by the reverse stock split. The special treatment is being afforded to preserve round lot stockholders (i.e., holders owning at least 100 shares) and will result in a de minimis number of additional shares of our common stock being outstanding than would have been outstanding if the reverse stock split uniformly affected all stockholders.

The following table sets forth the effect of a 1-for-5 reverse stock split, the midpoint in the contemplated range, and the special treatment being afforded to Eligible Holders and the holders of less than 100 shares of our common stock to preserve round lot stockholders:

Number of Shares Held by Stockholder Prior to Reverse Stock Split	Number of Shares Held by Stockholder After Reverse Stock Split
Less than 100 shares	Same number as held prior to reverse stock split
100 shares to 500 Shares	100 shares
501 shares	101 shares
1,000 shares	200 shares
5,000 shares	1,000 shares
10,000 shares	2,000 shares

The reverse stock split will not affect any stockholder’s percentage ownership interest in our company, except for a nominal increase in percentage ownership interest that will accrue to Eligible Holders and holders of less than 100 shares of our common stock, and except that as described below in “Fractional Shares,” record holders of our common stock otherwise entitled to a fractional share as a result of the reverse stock split because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole share. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power except for a nominal increase that will accrue to Eligible Holders and holders of less than 100 shares of our common stock (subject to the treatment of fractional shares).

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The reverse stock split will not change the terms of our common stock. After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Our common stock will remain fully paid and non-assessable.

After the effective time of the reverse stock split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

If we fail to meet the requirements specified in NASDAQ’s listing standards, our common stock will continue to be quoted on the OTCQB under the symbol “RSSS.”

After the effective time of a reverse stock split, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio. In addition, a reduction in number of shares of our common stock outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

The availability of a substantial number of authorized but un-reserved shares of our common stock resulting from the reverse stock split, under various scenarios, may be construed as having an anti-takeover effect by permitting the issuance of shares of our common stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our articles of incorporation or bylaws as then in effect. The proposal to effectuate the reverse stock split did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and our board of directors did not authorize the reverse stock split to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our board of directors.

Beneficial Holders of Common Stock

Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold shares of our common stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of the registered holders of our common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-reverse stock split common stock.

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Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the reverse stock split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to our transfer agent in exchange for certificates representing the appropriate number of shares of post-reverse stock split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of shares of our common stock to which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-reverse stock split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole share.

Effect of the Reverse Stock Split on Outstanding Convertible Debt, Stock Options, Warrants, and Employee Plans

Based upon the reverse stock split ratio, proportionate adjustments are generally required to be made to the per share exercise or conversion price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants or convertible debt securities entitling the holders to acquire shares of our common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants or convertible debt securities upon exercise or conversion, as applicable, and approximately the same value of shares of our common stock being delivered upon such exercise or conversion immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio.

Accounting Matters

The proposed amendment to our Articles of Incorporation, as amended, will not affect the par value of our common stock. As a result, at the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be reclassified for prior periods to conform to the post-reverse stock split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock. Unless otherwise specifically indicated herein, this summary addresses the U.S. federal income tax consequences only to a beneficial owner of our common stock that is a United states person as defined in the Internal Revenue Code of 1986, as amended (the “Code”), or a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that may apply to certain special classes of taxpayers under the Code.

As a result, stockholders should seek advice on the tax consequences of the reverse stock split based on their particular circumstances from an independent tax advisor.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

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U.S. Holders

The reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming the reverse stock split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange (or deemed exchange) of shares pursuant to the reverse stock split. The aggregate tax basis of the new shares received in the reverse stock split will be the same as the aggregate tax basis in the old shares exchanged. The holding period for the new shares will include the period during which the old shares surrendered in the reverse stock split were held.

Non-U.S. Holders

A non-U.S. holder is a beneficial owner of our common stock that is not a U.S. holder. Generally, non-U.S. holders will not recognize any gain or loss upon the reverse stock split.

Dissenters’ Rights

Under the Nevada Revised Statutes, stockholders will not be entitled to dissenters’ rights with respect to the proposed amendment to our Articles of Incorporation, as amended, to effect the reverse stock split, and we do not intend to independently provide stockholders with such rights.

Vote and Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the reverse stock split proposal, including the amendment to our Articles of Incorporation, as amended, to effect the reverse stock split.

* * * *

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT BY A RATIO OF NOT LESS THAN 1-FOR-2 AND NOT MORE THAN 1-FOR-8 AT ANY TIME PRIOR TO DECEMBER 31, 2014, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2014, for:

•	each of our directors;

•	each of our executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after March 31, 2014 are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information presented in this table is based on 17,564,164 shares of our common stock outstanding on March 31, 2014. Unless otherwise indicated, the address of each of the executive officers, directors and more than 5% stockholders named below is c/o Research Solutions, Inc., 5435 Balboa Boulevard, Suite 202, Encino, California 91316.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Executive Officers and Directors:
Peter Victor Derycz(1)	4,056,590	23.1%
Alan Louis Urban(2)	288,471	1.6%
Scott Ahlberg(3)	230,345	1.3%
Janice Peterson(4)	233,868	1.3%
General Merrill McPeak(5)	150,000	*
Scott Ogilvie(5)	150,000	*
Gregory Suess(5)	150,000	*
Executive officers and directors as a group (7 persons)(6)	5,259,274	28.2%
Other 5% Stockholders:
Bristol Investment Fund, Ltd(7)	4,783,910	27.2%

*	Represents beneficial ownership of less than one percent (1%).

(1)	Includes 400,000 shares owned by the wife of Mr. Derycz, 4,905 shares owned by each of the four children of Mr. Derycz, options to purchase 5,333 shares of common stock at an exercise price of $1.85 per share, options to purchase 13,333 shares of common stock at an exercise price of $1.25 per share, 33,333 shares of restricted stock granted on September 6, 2013, 2,540 shares of restricted stock granted on November 22, 2013 and 2,051 shares of restricted stock granted on January 28, 2014. The shares of restricted stock vest 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested, and remain subject to forfeiture if the vesting conditions are not.

(2)	Includes options to purchase 100,000 shares of common stock at an exercise price of $1.02 per share, options to purchase 93,750 shares of common stock at an exercise price of $1.30 per share, options to purchase 10,000 shares of common stock at an exercise price of $1.15 per share, 7,273 shares of restricted stock granted on May 20, 2013, 25,833 shares of restricted stock granted on September 6, 2013, 1,905 shares of restricted stock granted on November 22, 2013 and 1,538 shares of restricted stock granted on January 28, 2014. The shares of restricted stock vest 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested, and remain subject to forfeiture if the vesting conditions are not met.

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(3)	Includes options to purchase 75,000 shares of common stock at an exercise price of $1.50 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.00 per share, options to purchase 20,000 shares of common stock at an exercise price of $1.02 per share, options to purchase 10,667 shares of common stock at an exercise price of $1.15 per share, 7,758 shares of restricted stock granted on May 20, 2013, 26,667 shares of restricted stock granted on September 6, 2013, 1,905 shares of restricted stock granted on November 22, 2013 and 1,538 shares of restricted stock granted on January 28, 2014. The shares of restricted stock vest 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested, and remain subject to forfeiture if the vesting conditions are not met.

(4)	Includes options to purchase 85,000 shares of common stock at an exercise price of $1.50 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.00 per share, options to purchase 40,000 shares of common stock at an exercise price of $1.02 per share, options to purchase 7,333 shares of common stock at an exercise price of $1.15 per share, 5,333 shares of restricted stock granted on May 20, 2013, 18,333 shares of restricted stock granted on September 6, 2013, 1,587 shares of restricted stock granted on November 22, 2013 and 1,282 shares of restricted stock granted on January 28, 2014. The shares of restricted stock vest 33% on the first anniversary of the grant date and 1/12th of the underlying shares on the last day of each quarter thereafter until fully vested, and remain subject to forfeiture if the vesting conditions are not met.

(5)	Consists of warrants to purchase 50,000 shares of common stock at an exercise price of $1.25 per share, warrants to purchase 50,000 shares of common stock at an exercise price of $1.19 per share, and options to purchase 50,000 shares of common stock at an exercise price of $1.15 per share.

(6)	Includes warrants to purchase 150,000 shares of common stock at an exercise price of $1.25 per share, warrants to purchase 150,000 shares of common stock at an exercise price of $1.19 per share, options to purchase 150,000 shares of common stock at $1.00 per share, options to purchase 160,000 shares of common stock at $1.02 per share, options to purchase 178,000 shares of common stock at $1.15 per share, options to purchase 13,333 shares of common stock at an exercise price of $1.25 per share, options to purchase 93,750 shares of common stock at $1.30 per share, options to purchase 160,000 shares of common stock at $1.50 per share, and options to purchase 5,333 shares of common stock at an exercise price of $1.85 per share,.

(7)	Bristol Investment Fund, Ltd.’s address is 69 Dr. Roy’s Drive, George Town, Grand Cayman, Cayman Islands, KY1-1102. Paul Kessler exercises investment and voting control over the shares held by Bristol Investment Fund, Ltd. and Bristol Capital, LLC. Mr. Kessler is the brother-in-law of Peter Victor Derycz.

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STOCKHOLDER PROPOSALS

In order for a stockholder proposal to be considered for inclusion in our proxy statement for our 2014 annual meeting of stockholders, the written proposal must be received by us no later than June 17, 2014, and should contain the information required by our Amended and Restated Bylaws. If the date of this year’s annual meeting is moved more than 30 days before or after November 22, 2014, the first anniversary of last year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials for this year’s meeting. Any proposals will also need to comply with Rule 14a-8 of the rules and regulations promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company sponsored proxy materials. Proposals should be addressed to our Secretary at our principal executive offices.

If you intend to present a proposal at our 2014 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, you must give us advance notice of the proposal in accordance with our Amended and Restated Bylaws. Pursuant to our Amended and Restated Bylaws, in order for a stockholder proposal to be deemed properly presented in these circumstances, a stockholder must deliver notice of the proposal to our Secretary, at our principal executive offices, from and after July 25, 2014 through August 24, 2014. However, if the date of our 2014 annual meeting is more than 30 days before or after November 22, 2014, the first anniversary of last year’s annual meeting, stockholders must give us notice of any stockholder proposals after the 120th day prior to this year’s annual meeting and before the 90th day prior to this year’s annual meeting, or, if later, the 10th day following the day on which we first make public announcement of the date of this year’s annual meeting. If a stockholder does not provide us with notice of a stockholder proposal in accordance with the deadlines described above, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We are delivering this Proxy Statement to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Proxy Statement if previously notified by their bank, broker or other holder. This process, by which only one proxy statement is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

“Street name” stockholders in a single household who received only one copy of the Proxy Statement may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, “street name” stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Otherwise, “street name” stockholders should contact their bank, broker or other holder.

Copies of this Proxy Statement are available promptly by calling (310) 477-0354, or by writing to Research Solutions, Inc., 5435 Balboa Boulevard, Suite 202, Encino, California 91316. If you are receiving multiple copies of this Proxy Statement, you also may request orally or in writing to receive a single copy of this Proxy Statement by calling (310) 477-0354, or writing to Research Solutions, Inc., Attention: Investor Relations, 5435 Balboa Boulevard, Suite 202, Encino, California 91316.

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OTHER MATTERS

Our Board of Directors is not aware of any matter to be acted upon at the Special Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

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APPENDIX A

CERTIFICATE OF AMENDMENT

*090203*

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Research Solutions, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 2 is hereby amended to add the following::

"Simultaneously with the effective date of the filing of this Certificate of Amendment to Articles of Incorporation (the "Effective Date"), (i) each share of common stock of the corporation issued and outstanding or held as treasury shares immediatley prior to the Effective Date (the "Old Common Stock") shall automatically be reclassified and continued (the "Reverse Split"), without any acton on the part of the holder thereof, as [one-half / one-eighth] of one share [(0.5 / 0.125)] of common stock of the corporation, (ii) stockholders holding less than 100 shares of Old Common Stock as of the Effective Date shall not be affected by the Reverse Split, and..."

Continued on Exhibit A.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional)	Date:	Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X_______________________________________________________

Signature of Officer

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 11-27-13

EXHIBIT A
TO

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

OF

RESEARCH SOLUTIONS, INC.

Simultaneously with the effective date of the filing of this Certificate of Amendment to Articles of Incorporation (the “Effective Date”), (i) each share of common stock of the corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date (the “Old Common Stock”) shall automatically be reclassified and continued (the “Reverse Split”), without any action on the part of the holder thereof, as [one-half / one-eighth] of one share [(0.5 / 0.125)] of Common Stock, (ii) stockholders holding less than 100 shares of Old Common Stock as of the Effective Date shall not be affected by the Reverse Split, and (iii) stockholders holding [200 / 800] or fewer shares of Old Common Stock but at least 100 shares of Old Common Stock as of the Effective Date shall be provided special treatment such that after the Reverse Split, those holders will hold 100 shares of common stock. The corporation shall not issue fractional shares on account of the Reverse Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of all of such holder’s stock certificates formerly representing shares of Old Common Stock, in lieu of such fractional share, one whole share of common stock.

RESEARCH SOLUTIONS, INC.

May 2, 2014

Please date, sign and mail your proxy card in the

envelope provided as soon as possible.

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■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK AS SHOWN HERE

1. TO AUTHORIZE OUR BOARD OF DIRECTORS TO EFFECTUATE, IN ITS DISCRETION, AN AMENDMENT TO OUR ARTICLES OF INCORPORATION, AS AMENDED, TO EFFECTUATE A REVERSE STOCK SPLIT OF OUR COMMON STOCK OF NO LESS THAN 1-FOR-2 AND NO GREATER THAN 1-FOR-8 AT ANY TIME BEFORE DECEMBER 31, 2014, WITH SPECIAL TREATMENT FOR CERTAIN OF OUR STOCKHOLDERS TO PRESERVE ROUND LOT HOLDERS.

____ FOR ____ AGAINST ____ ABSTAIN

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF RESEARCH SOLUTIONS, INC.

The undersigned revokes any other proxy to vote at such Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

This Proxy will be voted in accordance with the instructions set forth above. Where a vote is not specified, the proxies will vote the shares represented by the proxy “FOR” Proposal 1 and as said proxy shall deem advisable on such other business as may come before the Meeting, unless otherwise directed.

The undersigned acknowledges receipt of a copy of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement dated April 4, 2014, relating to the Meeting.

Please check here if you plan to attend the meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

RESEARCH SOLUTIONS, INC.

Proxy for Special Meeting of Stockholders

The undersigned, a stockholder of Research Solutions, Inc., a Nevada corporation (the “Company”), hereby appoints PETER DERYCZ and ALAN URBAN or either of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Special Meeting of Stockholders of the Company, to be held on May 2, 2014 and any postponements or adjournments thereof, and in connection herewith to vote and represent all of the shares of the Company which the undersigned would be entitled to vote as follows:

(Continued and to be signed on the reverse side)